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WHITESTONE REIT

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED DECEMBER 31, 2015

KROGER

PAPPOULI'S
JIMMY JOHN'S

99 RANCH MARKET

WHITESTONE™ REIT

Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	redevelops, repositions, leases, manages and operates value-add Community Centered Properties TM.
As of December 31, 2015, we owned 70 Community Centered PropertiesTM with approximately
70 Community Centers	6.0 million square feet of gross leasable area, located in six of the top markets in the United
6.0 Million Sq. Ft. of gross	States in terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix
leasable area	and San Antonio. Headquartered in Houston, Texas, we were founded in 1998.
1,471 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
6 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Austin	deliver needed services to the surrounding community. We focus on properties with smaller rental
Chicago	spaces that present opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Phoenix	services to their respective surrounding communities. Operations include an internal management
San Antonio	structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity
Fiscal Year End	on our team and maintain in-house leasing, property management, marketing, construction and
12/31	maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery,
Common Shares: 27.0 Million	restaurants and medical, educational and financial services. These tenants tend to occupy smaller spaces
Operating Partnership Units:	(less than 3,000 square feet) and, as of December 31, 2015, provided a 47% premium rental rate
0.5 Million	compared to our larger space tenants. The largest of our 1,471 tenants comprised less than 2.6% of our annualized base rental revenues for the three months ended December 31, 2015.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR Inc.
Annualized: $ 1.1400	Bob Aronson, Director of Investor Relations			Brad Cohen
Dividend Yield: 10.9%	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of February 23, 2016	Maxim Group	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
of $10.42 as of close of market on	212.895.3641	813.273.8252	212.303.4124	540.277.3366
February 23, 2016.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com

WHITESTONE REIT ANNOUNCES 13% INCREASE IN FFO CORE PER SHARE AND 9% INCREASE IN INCOME FROM CONTINUING OPERATIONS PER SHARE FOR 2015; INTRODUCES 2016 FULL YEAR GUIDANCE

Houston, Texas, February 24, 2016 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating results for the fourth quarter and year ended December 31, 2015. All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Company Highlights

For the year ended December 31, 2015 (Compared to 2014):

•	29.1% increase in revenues

•	31.4% increase in net operating income (“NOI”)

•	28.1% increase in income from continuing operations

•	27.0% increase in Funds From Operations (“FFO”) Core

•	12.5% increase in FFO Core to $1.35 on a per share basis

•	81.0% dividend to FFO Core ratio

•	9.4% increase in rental rates on new and renewal leases on a GAAP basis

•	$150 million in property acquisitions, the fourth consecutive year in excess of $100 million

For the quarter ended December 31, 2015 (Compared to Fourth Quarter of 2014):

•	33.3% increase in revenues

•	32.7% increase in NOI

•	133.8% increase in income from continuing operations

•	28.0% increase in FFO Core

•	6.3% increase in FFO Core to $0.34 on a per share basis

•	89.6% occupancy in the Company’s retail properties, up 90 basis points from December 31, 2014

Whitestone Overview

A quality portfolio of properties that offer significant growth potential meeting the daily necessities of fast-growing communities. Whitestone’s proven and differentiated approach to building the optimal mix of tenants that provide convenience and high-demand services reduces risk and generates superior financial results for both customers and Whitestone investors.

CEO Comments

“We are proud of our strong financial results for the quarter and the year,” said Jim Mastandrea, Chairman and Chief Executive Officer. “We are also pleased with the significant progress that we made this year with our 'internet-resistant' business model as we continued to focus on our goals of increasing occupancy, identifying growth opportunities within our portfolio, closing on accretive acquisitions in large, rapidly-growing markets and creating value for our shareholders.”

Mr. Mastandrea concluded, “Our neighborhood centers are located in the top growing markets of Austin, San Antonio, Dallas-Fort Worth, Houston and Phoenix and on the best retail corners of affluent communities with high household incomes. As I look ahead, I am optimistic that our innovative 'internet-resistant' operating model, supported by our flexible capital structure, will continue to generate strong financial results, provide us with the means to further grow our asset base through the redevelopment of core properties and the acquisition of new properties, provide strong coverage for our dividend and further enhance shareholder value.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:
As of December 31, 2015, Whitestone owned 70 Community Centered PropertiesTM with 6.0 million square feet of gross leasable area. The portfolio is comprised of 44 properties in Texas, 25 in Arizona and one in Illinois that offer significant growth potential meeting the daily necessities of fast-growing communities. In Texas and Arizona, Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (7), Houston (30) and Phoenix (25). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The neighborhood centers in these markets are located on the best retail corners embedded in affluent communities.

With its consumer-centric discipline, the Company strives for a tenant mix of national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the fourth quarter, the Company's diversified tenant base was comprised of 1,471 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the fourth quarter, the leasing team signed 104 leases totaling 257,904 square feet in new, expansion and renewal leases, compared to 75 leases totaling 183,184 square feet in the fourth quarter of 2014. The total lease value added during the quarter was $19.0 million compared to $12.0 million during the same period last year. For the full year, total lease value added was $61.8 million, up 15.8% when compared to 2014.

The Company's total occupancy stood at 87.1% at year end.

Acquisition Activity:
In 2015, the Company spent a record $150 million acquiring six high-quality Community Centered PropertiesTM, which are all embedded in affluent, high income neighborhoods, and a strategic hard corner, at an existing center in our Phoenix market. The acquired properties added approximately 500,000 square feet to the Company’s portfolio. Reflecting the continuing diversification of Whitestone’s geographic footprint away from Houston, four of the retail properties are in Austin and one each is in San Antonio and Dallas.

Balance Sheet and Liquidity

Balance Sheet:
Reflecting the Company’s acquisition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $161.9 million, or 24%, to $835.5 million at December 31, 2015 compared to December 31, 2014.

Liquidity, Debt and Credit Facility:
At December 31, 2015, 50 of the Company’s 70 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $584.6 million. The Company had total real estate debt of $499.7 million, of which $372.1 million, or approximately 74%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.9% and the weighted average remaining term was 6.1 years.

At quarter end, Whitestone had $2.6 million of cash available on its balance sheet and $172.4 million of available capacity under its credit facility, before the $200 million accordion option.

In November, the Company enhanced its capital structure by amending its $500 million unsecured credit facility. The amendment extended and laddered the maturity dates of the revolver and two term loans that existed at the time, and provided for the conversion of $100 million of then outstanding borrowings under the revolver to a new seven-year term loan.

Dividend

On December 18, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2016, to be paid in three equal installments of $0.095 in January, February and March of 2016.

2016 FFO Core Guidance

The Company’s FFO Core guidance for 2016 is a range of $1.33 to $1.39 per share. The Company’s FFO (defined in accordance with the National Association of Real Estate Investment Trust’s (“NAREIT”) definition) guidance is a range of $1.06 to $1.12. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2016 Financial Guidance” section of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, February 25, 2016 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):         (877) 780-3381
Toll Number (for international participants):        (719) 457-2607

The conference call will be recorded and a telephone replay will be available through Thursday, March 10, 2016. Replay access information is as follows:

Toll-Free Number (for domestic participants):        (877) 870-5176
Toll Number (for international participants):        (858) 384-5517
Pass Code (for all participants):                5960416

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust (“REIT”) that owns, redevelops, repositions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including grocery, dining, health and wellness, education, services, entertainment and specialty retail. Founded in 1998, the Company is internally managed with a portfolio of 70 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
Direct: (713) 435-2219; Mobile: (832) 364-8314

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS
Real estate assets, at cost
Property	$835,538	$673,655
Accumulated depreciation	(89,580)	(71,587)
Total real estate assets	745,958	602,068
Cash and cash equivalents	2,587	4,236
Restricted cash	121	—
Marketable securities	435	973
Escrows and acquisition deposits	6,668	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	15,466	11,834
Unamortized lease commissions and loan costs	9,970	8,879
Prepaid expenses and other assets	2,672	2,215
Total assets	$783,877	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$499,747	$394,093
Accounts payable and accrued expenses	24,051	15,882
Tenants' security deposits	5,254	4,372
Dividends and distributions payable	7,834	6,627
Total liabilities	536,886	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 26,991,493 and 22,835,695 issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	27	23
Additional paid-in capital	359,971	304,078
Accumulated deficit	(116,895)	(93,938)
Accumulated other comprehensive loss	(129)	(91)
Total Whitestone REIT shareholders' equity	242,974	210,072
Noncontrolling interest in subsidiary	4,017	3,251
Total equity	246,991	213,323
Total liabilities and equity	$783,877	$634,297

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2015	2014	2013
Property revenues
Rental revenues	$71,843	$56,293	$47,297
Other revenues	21,573	16,089	13,195
Total property revenues	93,416	72,382	60,492

Property expenses
Property operation and maintenance	18,698	15,405	14,079
Real estate taxes	12,637	9,747	8,599
Total property expenses	31,335	25,152	22,678

Other expenses (income)
General and administrative	20,312	15,274	10,912
Depreciation and amortization	19,761	15,725	13,100
Interest expense	14,910	10,579	9,975
Interest, dividend and other investment income	(313)	(90)	(136)
Total other expense	54,670	41,488	33,851

Income from continuing operations before loss on sale or disposal of assets and income taxes	7,411	5,742	3,963

Provision for income taxes	(372)	(282)	(293)
Loss on sale or disposal of assets	(185)	(111)	(49)
Income from continuing operations	6,854	5,349	3,621

Income from discontinued operations	11	510	298
Gain on sale of property from discontinued operations	—	1,887	—
Income from discontinued operations	11	2,397	298

Net income	6,865	7,746	3,919

Less: Net income attributable to noncontrolling interests	116	160	125

Net income attributable to Whitestone REIT	$6,749	$7,586	$3,794

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2015	2014	2013
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.25	$0.23	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.10	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.25	$0.33	$0.21
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.24	$0.22	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.10	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.24	$0.32	$0.20

Weighted average number of common shares outstanding:
Basic	24,631	22,278	18,027
Diluted	25,683	22,793	18,273

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$6,865	$7,746	$3,919

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	46	(136)	173
Unrealized gain (loss) on available-for-sale marketable securities	(85)	96	180

Comprehensive income	6,826	7,706	4,272

Less: Comprehensive income attributable to noncontrolling interests	115	160	136

Comprehensive income attributable to Whitestone REIT	$6,711	$7,546	$4,136

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Property revenues	(unaudited)	(unaudited)
Rental revenues	$19,417	$14,829	$71,843	$56,293
Other revenues	6,178	4,376	21,573	16,089
Total property revenues	25,595	19,205	93,416	72,382

Property expenses
Property operation and maintenance	5,453	3,868	18,698	15,405
Real estate taxes	3,334	2,675	12,637	9,747
Total property expenses	8,787	6,543	31,335	25,152

Other expenses (income)
General and administrative	5,142	4,523	20,312	15,274
Depreciation and amortization	5,373	4,138	19,761	15,725
Interest expense	4,246	3,054	14,910	10,579
Interest, dividend and other investment income	(69)	(19)	(313)	(90)
Total other expense	14,692	11,696	54,670	41,488

Income from continuing operations before loss on sale or disposal of assets and income taxes	2,116	966	7,411	5,742

Provision for income taxes	(98)	(74)	(372)	(282)
(Loss) gain on sale or disposal of assets	63	(2)	(185)	(111)
Income from continuing operations	2,081	890	6,854	5,349

Income from discontinued operations	8	136	11	510
Gain on sale of property from discontinued operations	—	1,887	—	1,887
Income from discontinued operations	8	2,023	11	2,397

Net income	2,089	2,913	6,865	7,746

Less: Net income attributable to noncontrolling interests	38	51	116	160

Net income attributable to Whitestone REIT	$2,051	$2,862	$6,749	$7,586

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.07	$0.04	$0.25	$0.23
Income from discontinued operations attributable to Whitestone REIT	0.00	0.08	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.12	$0.25	$0.33
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.07	$0.03	$0.24	$0.22
Income from discontinued operations attributable to Whitestone REIT	0.00	0.09	0.00	0.10
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.12	$0.24	$0.32

Weighted average number of common shares outstanding:
Basic	26,540	22,564	24,631	22,278
Diluted	27,560	23,209	25,683	22,793

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$2,089	$2,913	$6,865	$7,746

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	506	(184)	46	(136)
Unrealized gain (loss) on available-for-sale marketable securities	21	47	(85)	96

Comprehensive income	2,616	2,776	6,826	7,706

Less: Comprehensive income attributable to noncontrolling interests	46	49	115	160

Comprehensive income attributable to Whitestone REIT	$2,570	$2,727	$6,711	$7,546

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income from continuing operations	$6,854	$5,349	$3,621
Net income from discontinued operations	11	2,397	298
Net income	6,865	7,746	3,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,761	15,725	13,100
Amortization of deferred loan costs	1,212	899	1,046
Amortization of notes payable discount	295	304	463
Gain on sale of marketable securities	(44)	—	(41)
Loss on sale or disposal of assets and properties	185	111	49
Bad debt expense	1,974	1,602	1,638
Share-based compensation	7,337	4,631	2,284
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,576)	(1,998)	4,920
Accrued rent and accounts receivable	(5,606)	(3,668)	(3,589)
Related party receivable	—	—	652
Unamortized lease commissions	(1,918)	(1,526)	(1,170)
Prepaid expenses and other assets	394	605	938
Accounts payable and accrued expenses	7,419	2,257	(1,242)
Tenants' security deposits	882	900	561
Net cash provided by operating activities	36,169	25,191	23,230
Net cash provided by operating activities of discontinued operations	11	450	654
Cash flows from investing activities:
Acquisitions of real estate	(147,950)	(129,439)	(119,102)
Additions to real estate	(12,719)	(9,330)	(6,138)
Proceeds from sales of marketable securities	496	—	747
Net cash used in investing activities	(160,173)	(138,769)	(124,493)
Net cash provided by (used in) investing activities of discontinued operations	—	7,311	(153)
Cash flows from financing activities:
Distributions paid to common shareholders	(28,457)	(25,539)	(20,294)
Distributions paid to OP unit holders	(489)	(550)	(691)
Proceeds from issuance of common shares, net of offering costs	49,649	6,458	63,887
Payments of exchange offer costs	—	(136)	(40)
Proceeds from revolving credit facility, net	107,500	85,300	65,800
Proceeds from notes payable	—	47,300	105,710
Repayments of notes payable	(2,847)	(3,306)	(110,829)
Payments of loan origination costs	(1,534)	(3,036)	(2,796)
Change in restricted cash	(121)	—	—
Repurchase of common shares	(1,357)	(24)	—
Net cash provided by financing activities	122,344	106,467	100,747
Net cash used in financing activities of discontinued operations	—	(2,905)	(38)
Net decrease in cash and cash equivalents	(1,649)	(2,255)	(53)
Cash and cash equivalents at beginning of period	4,236	6,491	6,544
Cash and cash equivalents at end of period	$2,587	$4,236	$6,491

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosure (in thousands)

	Year Ended December 31,
	2015	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,470	$9,562	$9,179
Cash paid for taxes	$315	$238	$237
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$57	$6,092	$278
Financed insurance premiums	$1,057	$888	$883
Value of shares issued under dividend reinvestment plan	$95	$94	$99
Value of common shares exchanged for OP units	$174	$1,484	$1,236
Change in fair value of available-for-sale securities	$85	$96	$180
Change in fair value of cash flow hedge	$(46)	$(136)	$173
Debt assumed with acquisitions of real estate	$—	$2,586	$11,100
Interest supplement assumed with acquisition of real estate	$—	$—	$932
Acquisition of real estate in exchange for OP units	$1,333	$—	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO AND FFO CORE	2015	2014	2015	2014	2013
Net income attributable to Whitestone REIT	$2,051	$2,862	$6,749	$7,586	$3,794
Depreciation and amortization of real estate assets (1)	5,342	4,203	19,646	15,950	13,339
Loss (gain) on disposal of assets (1)	(63)	(1,885)	185	(1,776)	56
Net income attributable to noncontrolling interests (1)	38	51	116	160	125
FFO	7,368	5,231	26,696	21,920	17,314

Non cash share-based compensation expense	2,137	1,644	7,339	4,736	2,284
Acquisition costs	150	668	1,719	1,341	1,010
Rent support agreement payments received	—	—	—	156	188
FFO Core	$9,655	$7,543	$35,754	$28,153	$20,796

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$7,368	$5,231	$26,696	$21,920	$17,314
Distributions paid on unvested restricted common shares	(128)	(74)	(528)	(201)	(50)
FFO excluding amounts attributable to unvested restricted common shares	7,240	5,157	26,168	21,719	17,264
FFO Core excluding amounts attributable to unvested restricted common shares	$9,527	$7,469	$35,226	$27,952	$20,746

Denominator:
Weighted average number of total common shares - basic	26,540	22,564	24,631	22,278	18,027
Weighted average number of total noncontrolling OP units - basic	500	400	430	471	596
Weighted average number of total commons shares and noncontrolling OP units - basic	27,040	22,964	25,061	22,749	18,623

Effect of dilutive securities:
Unvested restricted shares	1,020	645	1,052	515	246
Weighted average number of total common shares and noncontrolling OP units - dilutive	28,060	23,609	26,113	23,264	18,869

FFO per common share and OP unit - basic	$0.27	$0.22	$1.04	$0.95	$0.93
FFO per common share and OP unit - diluted	$0.26	$0.22	$1.00	$0.93	$0.91

FFO Core per common share and OP unit - basic	$0.35	$0.33	$1.41	$1.23	$1.11
FFO Core per common share and OP unit - diluted	$0.34	$0.32	$1.35	$1.20	$1.10

(1)	Includes amounts from discontinued operations.
Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014	2013
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$2,051	$2,862	$6,749	$7,586	$3,794
General and administrative expenses	5,142	4,523	20,312	15,274	10,912
Depreciation and amortization	5,373	4,138	19,761	15,725	13,100
Interest expense	4,246	3,054	14,910	10,579	9,975
Interest, dividend and other investment income	(69)	(19)	(313)	(90)	(136)
Provision for income taxes	98	74	372	282	293
Loss (gain) on disposal of assets	(63)	2	185	111	49
Income from discontinued operations	(8)	(136)	(11)	(510)	(298)
Gain on sale of property from discontinued operations	—	(1,887)	—	(1,887)	—
Net income attributable to noncontrolling interests	38	51	116	160	125
NOI	$16,808	$12,662	$62,081	$47,230	$37,814

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$2,051	$2,862	$6,749	$7,586	$3,794
Depreciation and amortization (1)	5,373	4,225	19,761	16,039	13,429
Interest expense (1)	4,246	3,054	14,910	10,637	10,150
Provision for income taxes (1)	98	77	372	292	305
Loss (gain) on disposal of assets (1)	(63)	(1,885)	185	(1,776)	56
Net income attributable to noncontrolling interests	38	51	116	160	125
EBITDA (2)	$11,743	$8,384	$42,093	$32,938	$27,859

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2015	2015	2015	2015
Net income attributable to Whitestone REIT	$2,051	$1,570	$1,534	$1,594
Depreciation and amortization (1)	5,373	5,149	4,675	4,564
Interest expense (1)	4,246	3,740	3,516	3,408
Provision for income taxes (1)	98	100	91	83
Loss (gain) on disposal of assets (1)	(63)	148	(5)	105
Net income attributable to noncontrolling interests	38	25	26	27
EBITDA (2)	$11,743	$10,732	$9,837	$9,781

(1)	Includes amounts from discontinued operations.

(2)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended
	December 31,		Increase	% Increase
	2015	2014	(Decrease)	(Decrease)
Same store (52 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$57,045	$54,596	$2,449	4%
Other revenues	15,468	15,516	(48)	—%
Total property revenues	72,513	70,112	2,401	3%

Property expenses
Property operation and maintenance	16,029	15,199	830	5%
Real estate taxes	9,511	9,397	114	1%
Total property expenses	25,540	24,596	944	4%

Total same store net operating income	46,973	45,516	1,457	3%

New store (12 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	14,798	1,697	13,101	772%
Other revenues	6,105	573	5,532	965%
Total property revenues	20,903	2,270	18,633	821%

Property expenses
Property operation and maintenance	2,669	206	2,463	1,196%
Real estate taxes	3,126	350	2,776	793%
Total property expenses	5,795	556	5,239	942%

Total new store net operating income	15,108	1,714	13,394	781%

Total property net operating income	62,081	47,230	14,851	31%

Less total other expenses, provision for income taxes and loss on disposal of assets	55,227	41,881	13,346	32%

Income from continuing operations	6,854	5,349	1,505	28%
Income from discontinued operations, net of taxes	11	2,397	(2,386)	(100)%

Net income	$6,865	$7,746	$(881)	(11)%

(1)
We define “Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the year ended December 31, 2015 to the year ended December 31, 2014, Same Stores include properties owned from January 1, 2014 to December 31, 2015.

(2)
We define “New Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the year ended December 31, 2015 to the year ended December 31, 2014, New Stores include properties acquired between January 1, 2014 and December 31, 2015.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	December 31,		Increase	% Increase
	2015	2014	(Decrease)	(Decrease)
Same store (54 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$15,272	$14,237	$1,035	7%
Other revenues	4,425	4,189	236	6%
Total property revenues	19,697	18,426	1,271	7%

Property expenses
Property operation and maintenance	4,686	3,758	928	25%
Real estate taxes	2,554	2,573	(19)	(1)%
Total property expenses	7,240	6,331	909	14%

Total same store net operating income	12,457	12,095	362	3%

New store (10 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	4,145	592	3,553	600%
Other revenues	1,753	187	1,566	837%
Total property revenues	5,898	779	5,119	657%

Property expenses
Property operation and maintenance	767	110	657	597%
Real estate taxes	780	102	678	665%
Total property expenses	1,547	212	1,335	630%

Total new store net operating income	4,351	567	3,784	667%

Total property net operating income	16,808	12,662	4,146	33%

Less total other expenses, provision for income taxes and net gain or loss on disposal of assets	14,727	11,772	2,955	25%

Income from continuing operations	2,081	890	1,191	134%
Income from discontinued operations, net of taxes	8	2,023	(2,015)	(100)%

Net income	$2,089	$2,913	$(824)	(28)%

(1)
We define “Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended December 31, 2015 to the three months ended December 31, 2014, Same Stores include properties owned before October 1, 2014.

(2)
We define “New Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended December 31, 2015 to the three months ended December 31, 2014, New Stores include properties acquired between October 1, 2014 and December 31, 2015.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Other Financial Information:

Tenant improvements (1)	$679	$669	$2,802	$2,707
Leasing commissions	$641	$365	$1,818	$1,576
Maintenance capital	$566	$137	$1,987	$1,199
Scheduled debt principal payments	$494	$372	$1,789	$1,429
Straight line rent income	$517	$70	$1,513	$893
Market rent amortization income (loss) from acquired leases	$102	$(14)	$282	$(209)
Non-cash share-based compensation expense	$2,137	$1,644	$7,339	$4,736
Non-real estate depreciation and amortization	$32	$23	$116	$90
Amortization of loan fees	$310	$263	$1,212	$899
Acquisition costs	$150	$668	$1,719	$1,341
Undepreciated value of unencumbered properties	$584,575	$425,877	$584,575	$425,877
Number of unencumbered properties	50	43	50	43
Full time employees	95	81	95	81

(1)	Does not include first generation costs for tenant improvements needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2015
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.2%	26,991
Operating partnership units outstanding	1.8%	497
Total	100.0%	27,488

Market price of common shares as of
December 31, 2015		$12.01

Total equity capitalization		330,131	40%

Debt Capitalization:
Outstanding debt		$499,747
Less: Cash and cash equivalents		(2,587)
		497,160	60%

Total Market Capitalization as of
December 31, 2015		$827,291	100%

SELECTED RATIOS:
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2015	2015	2015	2015
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA (1)	$11,743	$10,732	$9,837	$9,781
Interest expense, excluding amortization of loan fees (1)	3,936	3,439	3,215	3,108
Ratio of EBITDA to interest expense	3.0	3.1	3.1	3.1

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$499,747	$498,468	$403,287	$403,524
Less: Cash	(2,587)	(5,660)	(6,251)	(4,320)
Outstanding debt after cash	$497,160	$492,808	$397,036	$399,204

Undepreciated real estate assets (1)	$835,538	$831,425	$730,165	$682,571

Ratio of debt to real estate assets	60%	59%	54%	58%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2015	2015	2015	2015
Debt/EBITDA Ratio
Outstanding debt (1)	$499,747	$498,468	$403,287	$403,524
Less: Cash	(2,587)	(5,660)	(6,251)	(4,320)
Outstanding debt after cash	497,160	492,808	397,036	399,204

EBITDA (1)	$11,743	$10,732	$9,837	$9,781
Non-cash share based compensation	2,137	1,859	1,669	1,674
EBITDA, adjusted	13,880	12,591	11,506	11,455

Impact of partial quarter acquisitions and dispositions	—	515	516	121

Pro forma quarterly EBITDA	13,880	13,106	12,022	11,576

Pro forma annualized EBITDA (2)	55,520	52,424	48,088	46,304

Ratio of debt to EBITDA	8.95	9.40	8.26	8.62

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA represents pro forma quarterly EBITDA multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2015	December 31, 2014
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,220	$10,460
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	—
$37.0 million 3.76% Note, due December 1, 2020	35,146	36,090
$6.5 million 3.80% Note, due January 1, 2019	6,190	6,355
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	20,040	20,200
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (5)	7,886	7,888
$2.6 million 5.46% Note, due October 1, 2023	2,550	2,583
$11.1 million 5.87% Note, due August 6, 2016	11,305	11,607
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019	127,600	120,100
	$499,747	$394,093

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2015 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%.

(3)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2015
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2016	$2,144	$11,125	$13,269	2.7%
2017	2,374	7,839	10,213	2.0%
2018	2,576	9,560	12,136	2.4%
2019	2,392	133,257	135,649	27.1%
2020	2,876	79,951	82,827	16.6%
Thereafter	6,370	239,283	245,653	49.2%
Total	$18,732	$481,015	$499,747	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September 30,	June 30,	March 31,
Community Centered Properties	2015	2015	2015	2015	2015
Retail	4,002,644	90%	88%	88%	88%
Office/Flex	1,190,404	85%	84%	87%	86%
Office	521,134	80%	79%	77%	77%
Total - Operating Portfolio	5,714,182	88%	86%	87%	86%
Redevelopment, New Acquisitions (1)	242,329	74%	81%	83%	85%
Total	5,956,511	87%	86%	86%	86%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix, Houston and Austin	$2,022	2.6%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014 and 4/1/2014	2017, 2020, 2021, 2024 and 2034
Bashas' Inc. (3)	Phoenix	823	1.1%	10/9/2004 and 4/1/2009	2024 and 2029
Haggens Food & Pharmacy (4)	Phoenix	660	0.9%	2/27/1996 and 7/12/2000	2020 and 2022
Wells Fargo & Company (5)	Phoenix	645	0.9%	10/24/1996 and 4/16/1999	2016 and 2018
Alamo Drafthouse Cinema	Austin	639	0.8%	2/1/2012	2027
Walgreens & Co. (6)	Phoenix and Houston	530	0.7%	11/14/1982, 11/2/1987 and 11/3/1996	2017, 2027 and 2049
Dollar Tree (7)	Phoenix and Houston	530	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2016, 2017, 2020, 2020 and 2023
University of Phoenix	San Antonio	520	0.7%	10/18/2010	2018
Petco (8)	Phoenix and Houston	484	0.6%	7/6/1998 and 10/15/2006	2019 and 2026
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	San Antonio, Phoenix and Houston	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2018
Rock Solid Images	Houston	372	0.5%	4/1/2004	2016
Sterling Jewelers Inc.	Phoenix	354	0.5%	11/23/2004	2020
Super Bravo, Inc.	Houston	349	0.5%	6/15/2011	2023
		$9,343	12.3%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2015 for each applicable tenant multiplied by 12.

(2)
As of December 31, 2015, we had five leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents 1.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents 0.4% of our total annualized base rental revenue.

(3)
As of December 31, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 0.9% of our total annualized base rental revenue.

(4)
As of December 31, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on February 27, 1996, and is scheduled to expire in 2022, was $235,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.6% of our total annualized base rental revenue.

(5)
As of December 31, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $531,000, which represents 0.7% of our total annualized base rental revenue.

(6)
As of December 31, 2015, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents 0.1% of our total annualized base rental revenue.

(7)
As of December 31, 2015, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2016, was $108,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $55,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents 0.2% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(8)
As of December 31, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents 0.3% of our total annualized base rental revenue.

(9)
As of December 31, 2015, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
RENEWALS
Number of Leases	56	37	233	189
Total Square Feet (1)	125,155	108,981	493,331	471,888
Average Square Feet	2,235	2,945	2,117	2,497
Total Lease Value	$7,854,000	$4,904,000	$27,225,000	$25,732,000
NEW LEASES
Number of Leases	48	38	175	183
Total Square Feet (1)	132,749	74,203	472,566	390,174
Average Square Feet	2,766	1,953	2,700	2,132
Total Lease Value	$11,135,000	$7,105,000	$34,544,000	$27,629,000
TOTAL LEASES
Number of Leases	104	75	408	372
Total Square Feet (1)	257,904	183,184	965,897	862,062
Average Square Feet	2,480	2,442	2,367	2,317
Total Lease Value	$18,989,000	$12,009,000	$61,769,000	$53,361,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2015	69	$9,141,269	151,437	3.2	$575,486	$3.80	$16.62	$16.60	$3,581	0.1%	$132,699	5.5%
3rd Quarter 2015	71	10,628,119	164,753	3.4	434,254	2.64	16.27	15.92	57,850	2.2%	197,144	8.0%
2nd Quarter 2015	91	9,872,988	205,989	3.1	429,689	2.09	13.56	12.46	226,025	8.8%	387,419	15.8%
1st Quarter 2015	60	5,726,868	128,901	2.7	285,369	2.21	15.10	14.66	56,538	3.0%	147,624	8.1%
Total - 12 months	291	$35,369,244	651,080	3.1	$1,724,798	$2.65	$15.26	$14.73	$343,994	3.6%	$864,886	9.4%

Comparable New Leases:
4th Quarter 2015	16	$1,543,395	29,291	3.6	$237,044	$8.09	$13.29	$14.09	$(23,438)	(5.7)%	$(3,214)	(0.8)%
3rd Quarter 2015	18	3,075,982	44,348	3.3	185,976	4.19	17.61	18.91	(57,268)	(6.9)%	16,681	2.2%
2nd Quarter 2015	16	2,048,659	49,713	4.3	123,958	2.49	9.55	9.29	12,940	2.8%	42,780	9.7%
1st Quarter 2015	18	2,737,615	50,089	2.7	177,579	3.55	17.03	16.66	18,726	2.2%	40,067	4.9%
Total - 12 months	68	$9,405,651	173,441	3.5	$724,557	$4.18	$14.40	$14.69	$(49,040)	(2.0)%	$96,314	4.0%

Comparable Renewal Leases:
4th Quarter 2015	53	$7,597,874	122,146	3.1	$338,442	$2.77	$17.42	$17.20	$27,019	1.3%	$135,913	6.6%
3rd Quarter 2015	53	7,552,137	120,405	3.4	248,278	2.06	15.77	14.82	$115,118	6.4%	180,463	10.6%
2nd Quarter 2015	75	7,824,329	156,276	2.8	305,731	1.96	14.83	$13.47	213,085	10.1%	344,639	17.2%
1st Quarter 2015	42	2,989,253	78,812	2.7	107,790	1.37	13.86	13.38	37,812	3.6%	107,557	10.9%
Total - 12 months	223	$25,963,593	477,639	3.0	$1,000,241	$2.09	$15.57	$14.75	$393,034	5.6%	$768,572	11.4%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
4th Quarter 2015	35	$9,933,418	110,320	5.5	$2,216,295	$20.09	$14.28
3rd Quarter 2015	40	7,623,794	110,471	4.7	1,051,225	9.52	13.63
2nd Quarter 2015	26	6,105,128	62,156	5.6	978,342	15.74	16.87
1st Quarter 2015	16	2,822,752	68,818	4.1	434,677	6.32	11.75
Total - 12 months	117	$26,485,092	351,765	5.0	$4,680,539	$13.31	$14.04

Non-Comparable New Leases:
4th Quarter 2015	32	$9,593,047	103,458	5.7	$2,202,576	$21.29	$14.20
3rd Quarter 2015	37	7,054,633	99,099	4.9	1,017,351	10.27	13.29
2nd Quarter 2015	24	6,040,110	59,466	5.8	978,342	16.45	16.96
1st Quarter 2015	14	2,450,862	64,380	3.8	339,851	5.28	11.03
Total - 12 months	107	$25,138,652	326,403	5.1	$4,538,120	$13.90	$13.80

Non-Comparable Renewal Leases:
4th Quarter 2015	3	$340,371	6,862	3.0	$13,719	$2.00	$15.55
3rd Quarter 2015	3	569,161	11,372	2.8	33,874	2.98	16.61
2nd Quarter 2015	2	65,018	2,690	1.6	—	—	14.71
1st Quarter 2015	2	371,890	4,438	7.9	94,826	—	22.15
Total - 12 months	10	$1,346,440	25,362	3.6	$142,419	$5.62	$17.09

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2015	104	$19,074,687	261,757	4.2	$2,791,781	$10.67	$15.64
3rd Quarter 2015	111	18,251,913	275,224	3.7	1,485,479	5.40	15.21
2nd Quarter 2015	117	15,978,116	268,145	3.2	1,408,031	5.25	14.33
1st Quarter 2015	76	8,549,620	197,719	3.3	720,046	3.64	13.93
Total - 12 months	408	$61,854,336	1,002,845	3.8	$6,405,337	$6.39	$14.83

New
4th Quarter 2015	48	$11,136,442	132,749	5.2	$2,439,620	$18.38	$14.00
3rd Quarter 2015	55	10,130,615	143,447	4.4	1,203,327	8.39	14.63
2nd Quarter 2015	40	8,088,769	109,179	5.1	1,102,300	10.10	13.59
1st Quarter 2015	32	5,188,477	114,469	3.3	517,430	4.52	13.66
Total - 12 months	175	$34,544,303	499,844	4.5	$5,262,677	$10.53	$14.01

Renewal
4th Quarter 2015	56	$7,938,245	129,008	3.1	$352,161	$2.73	$17.32
3rd Quarter 2015	56	8,121,298	131,777	3.4	282,152	2.14	15.84
2nd Quarter 2015	77	7,889,347	158,966	2.7	305,731	1.92	14.83
1st Quarter 2015	44	3,361,143	83,250	2.9	202,616	2.43	14.31
Total - 12 months	233	$27,310,033	503,001	3.0	$1,142,660	$2.27	$15.65

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2015
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2016	410	1,038,717	17.4%	$13,507	17.8%	$13.00
2017	265	756,554	12.7%	11,725	15.5%	15.50
2018	244	850,346	14.3%	12,992	17.1%	15.28
2019	186	555,628	9.3%	9,329	12.3%	16.79
2020	156	707,357	11.9%	10,027	13.2%	14.18
2021	72	294,519	4.9%	3,982	5.2%	13.52
2022	47	314,818	5.3%	4,150	5.5%	13.18
2023	25	182,554	3.1%	2,341	3.1%	12.82
2024	26	188,295	3.2%	2,690	3.5%	14.29
2025	20	64,434	1.1%	1,217	1.6%	18.89
Total	1,451	4,953,222	83.2%	$71,960	94.8%	$14.53

(1)	Lease expirations table reflects rents in place as of December 31, 2015, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2015 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2016 Financial Guidance

2016 Guidance
FFO Core per common share and OP unit - diluted	$1.33 - $1.39
FFO per common share and OP unit - diluted	$1.06 - $1.12
Same Store Property NOI	3% - 5%
Total Operating Portfolio Occupancy at Year End	89% - 91%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Whitestone REIT and Subsidiaries Property Details As of December 31, 2015

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	92%	$914	$13.67	$13.48
Anthem Marketplace	Phoenix	2000	113,293	94%	1,578	14.82	15.80
Bellnott Square	Houston	1982	73,930	43%	319	10.03	10.22
Bissonnet Beltway	Houston	1978	29,205	95%	360	12.98	12.87
Centre South	Houston	1974	39,134	82%	266	8.29	8.82
The Citadel	Phoenix	2013	28,547	95%	378	13.94	16.19
City View Village	San Antonio	2005	17,870	100%	510	28.54	28.82
Corporate Park Woodland II	Houston	1972	16,220	80%	188	14.49	14.57
Desert Canyon	Phoenix	2000	62,533	91%	739	12.99	13.43
Fountain Hills Plaza	Phoenix	2009	111,289	91%	1,728	17.06	17.36
Fountain Square	Phoenix	1986	118,209	87%	1,584	15.40	16.37
Fulton Ranch Towne Center	Phoenix	2005	113,281	89%	1,762	17.48	18.27
Gilbert Tuscany Village	Phoenix	2009	49,415	88%	739	16.99	18.35
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,521	21.60	22.01
Holly Knight	Houston	1984	20,015	85%	363	21.34	20.63
Headquarters Village	Dallas	2009	89,134	92%	2,157	26.30	28.10
Keller Place	Dallas	2001	93,541	93%	830	9.54	11.54
Kempwood Plaza	Houston	1974	101,008	92%	895	9.63	9.55
Lion Square	Houston	2014	117,592	86%	1,095	10.83	11.06
The Marketplace at Central	Phoenix	2012	111,130	98%	799	7.34	8.40
Market Street at DC Ranch	Phoenix	2003	242,459	91%	4,298	19.48	19.44
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	67%	1,549	19.47	19.86
Paradise Plaza	Phoenix	1983	125,898	92%	1,554	13.42	14.04
Parkside Village North	Austin	2005	27,045	100%	758	28.03	29.84
Parkside Village South	Austin	2012	90,101	98%	2,184	24.73	26.39
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	1,928	17.76	17.88
Providence	Houston	1980	90,327	98%	830	9.38	9.22
Quinlan Crossing	Austin	2012	109,892	96%	2,387	22.63	23.75
Shaver	Houston	1978	21,926	85%	197	10.57	12.93
Shops at Pecos Ranch	Phoenix	2009	78,767	95%	1,509	20.17	20.45
Shops at Starwood	Dallas	2006	55,385	97%	1,461	27.19	29.97
The Shops at Williams Trace	Houston	1985	132,991	94%	1,556	12.45	14.52
South Richey	Houston	1980	69,928	100%	802	11.47	9.85
Spoerlein Commons	Chicago	1987	41,455	83%	710	20.63	20.37
The Strand at Huebner Oaks	San Antonio	2000	73,920	94%	1,439	20.71	21.05
SugarPark Plaza	Houston	1974	95,032	92%	978	11.19	11.55
Sunridge	Houston	1979	49,359	82%	430	10.62	10.28
Sunset at Pinnacle Peak	Phoenix	2000	41,530	90%	602	16.11	16.72
Terravita Marketplace	Phoenix	1997	102,733	94%	1,324	13.71	13.21
Torrey Square	Houston	1983	105,766	84%	687	7.73	8.30
Town Park	Houston	1978	43,526	94%	840	20.53	20.82
Village Square at Dana Park	Phoenix	2009	323,026	90%	5,871	20.19	20.23
Webster Pointe	Houston	1984	26,060	74%	164	8.50	11.62
Westchase	Houston	1978	49,573	81%	522	13.00	12.70
Williams Trace Plaza	Houston	1983	129,222	94%	1,629	13.41	13.92
Windsor Park	San Antonio	2012	196,458	82%	1,813	11.25	10.95
Total/Weighted Average			4,002,644	90%	56,747	15.75	16.27

Whitestone REIT and Subsidiaries Property Details As of December 31, 2015 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	71%	$1,222	$13.67	$14.29
Pima Norte	Phoenix	2007	35,110	63%	371	16.77	18.08
Uptown Tower	Dallas	1982	253,981	80%	3,535	17.40	17.21
Woodlake Plaza	Houston	1974	106,169	96%	1,753	17.20	17.17
Total/Weighted Average			521,134	80%	6,881	16.50	16.61
Office/Flex Communities:
Brookhill	Houston	1979	74,757	85%	$241	$3.79	$3.92
Corporate Park Northwest	Houston	1981	174,359	85%	1,763	11.90	11.96
Corporate Park West	Houston	1999	175,665	87%	1,603	10.49	10.57
Corporate Park Woodland	Houston	2000	99,937	88%	852	9.69	9.93
Dairy Ashford	Houston	1981	42,902	99%	267	6.29	6.22
Holly Hall Industrial Park	Houston	1980	90,000	91%	723	8.83	8.32
Interstate 10 Warehouse	Houston	1980	151,000	99%	721	4.82	4.84
Main Park	Houston	1982	113,410	77%	653	7.48	7.74
Plaza Park	Houston	1982	105,530	51%	546	10.14	9.70
Westbelt Plaza	Houston	1978	65,619	74%	497	10.24	9.56
Westgate Service Center	Houston	1984	97,225	74%	579	8.05	8.69
Total/Weighted Average			1,190,404	85%	8,445	8.35	8.37

Total/Weighted Average - Operating Portfolio			5,714,182	88%	72,073	14.33	14.71

Davenport Village	Austin	1999	128,934	79%	$2,500	$24.54	$25.52
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
The Promenade at Fulton Ranch	Phoenix	2007	98,792	78%	1,291	16.75	18.00
Total/Weighted Average - Development Portfolio (4)			242,329	74%	3,791	21.14	22.23

Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			5,956,511	87%	$75,864	$14.64	$15.05

(1)
Calculated as the tenant's actual December 31, 2015 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2015. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2015 equaled approximately $197,000 for the month ended December 31, 2015.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of December 31, 2015. Excludes vacant space as of December 31, 2015.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2015, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2015.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of December 31, 2015, these parcels of land were held for development and, therefore, had no gross leasable area.

HOUSTON William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Brookhill Plaza • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • **PHOENIX** Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • **AUSTIN** Davenport Village • Quinlan Crossing • Parkside Village • **DALLAS** Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Keller Place • Headquarters Village • **CHICAGO** Spoerlein Commons • **SAN ANTONIO** City View Village • The Strand at Huebner Oaks • Windsor Park Centre

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